# AMENDMENT 1 TO LICENSE AGREEMENT

This Amendment 1 to the License Agreement ("Amendment 1") is entered into this 11th day of June 2025 (the "Amendment 1 Effective Date"), by and between Processa Pharmaceuticals, Inc. a company organized under the laws of Delaware, having a business address at 7380 Coca Cola Drive, Suite 106, Hanover, MD 21076 ("Processa"), and Yuhan Corporation a company in Seoul, Korea, whose principal place of business is at 74, Noryangjin-ro, Dongjak-gu, Seoul, Korea ("Yuhan").

WHEREAS, the Parties entered into a License Agreement dated August 19, 2020 (the "License Agreement");

WHEREAS, the Parties now wish to amend the License Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:

1 **Definitions**. Except as otherwise defined herein, any capitalized terms used in this Amendment 1 shall have the meanings prescribed by the License Agreement.

2 **Amendments**

2.1 Section 6.1(d) of the License Agreement is hereby deleted in its entirety and replaced with the following:

*(d) Dose the first patient with the Product in a Phase 2B Clinical Trial, Phase 3 Clinical Trial or other Pivotal Clinical Trial within one hundred eight (108) months from the Effective Date of this Agreement. Notwithstanding the foregoing, aforementioned period will be automatically adjusted to seventy-two (72) months if: (i) Processa fails to execute a definitive agreement with Intact to sublicense the licenses granted by Yuhan under Section 2.1(a), in accordance with Section 2.1(c), by June 30, 2025; or (ii) Processa executes the sublicensing agreement, but, for any reason, the sublicense granted by Processa to Intact is returned to Processa;*

2.2 Section 7.6(b) of the License Agreement is hereby deleted in its entirety and replaced with the following:

*(b) Processa shall pay Yuhan the Sublicense Payments within thirty (30) days after the receipt of the Sublicense Consideration. Depending on when the applicable sublicense agreement enters into force Processa shall pay to Yuhan the percentage defined in the following Table:*

| ***Sublicense Effective Date*** | ***Sublicense Payment Percentage*** |
|---|---|
| *Before 1st Phase 2a Clinical Trial FPFV* | *80%* |
| *Before 1st Phase 2b Clinical Trial FPFV* | *60%* |
| *After 1st Phase 2b Clinical Trial FPFV but Before 1st Phase 3 Clinical Trial FPFV* | *50%* |
| *After 1st Phase 3 Clinical Trial FPFV* | *40%* |

3 The provisions herein shall supersede and replace all conflicting provisions and subject matter otherwise contained in the License Agreement, and in the event of any contradiction or conflict between the License Agreement and this Amendment 1, this Amendment 1 shall prevail. All other terms, conditions and provisions of the License Agreement shall remain unchanged and continue in full force and effect and shall apply to this Amendment 1.

4 This Amendment 1 may be executed in two or more counterparts, each of which shall be deemed an original and that together shall constitute one and the same instrument. Such counterparts may be exchanged by facsimile or PDF (provided that each executed counterpart is transmitted in one complete transmission or electronic mail message). Where there is an exchange of executed counterparts by facsimile or PDF, each Party shall be bound by the Amendment 1 notwithstanding that original copies of the Amendment 1 may not be exchanged immediately. The Parties shall cooperate after execution of the Amendment 1 and exchange by facsimile or PDF to ensure that each Party obtains an original executed copy of this Amendment 1 with reasonable promptness.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have signed this Amendment 1 as of the Amendment 1 Effective Date.

**PROCESSA PHARMACEUTICALS, INC.**

By: Signed by: [signature] 2AB8AC05FF40412...

Name: George Ng

Title: CEO

**YUHAN CORPORATION**

By: [signature]

Name: Wook Je Cho

Title: CEO and President